UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2026

Frontier Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Airport Way
Denver, CO 80239
(720) 374-4550
(Address of principal executive offices, including zip code, and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2026, Frontier Airlines, Inc. (“Frontier”), a wholly owned subsidiary of Frontier Group Holdings, Inc. (the “Company”), entered into Amendment No. 20 (the “Amendment”) to the A320 Family Aircraft Purchase Agreement, dated September 30, 2011, with Airbus S.A.S. (“Airbus”). The Amendment defers the delivery of 69 A320neo family aircraft that were expected to be delivered between 2027 and 2030 and are now expected to be delivered between 2031 and 2033.

The preceding description is qualified in its entirety by reference to the full text of the Amendment, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Item 2.05	Costs Associated with Exit or Disposal Activities.

Separately, on March 11, 2026, Frontier entered into an agreement with AerCap Holdings N.V. (“AerCap”) to terminate the leases associated with 24 A320neo aircraft currently in operation, which were otherwise scheduled to expire in the next two to eight years (the “Early Return Agreement”). These 24 aircraft are expected to be returned during the second quarter of 2026 which will result in a reduction of approximately $400 million in both the Company’s operating lease right-of-use assets and operating lease liabilities. Additionally, AerCap agreed to 10 future sale-leaseback transactions for deliveries scheduled for the years 2028 and 2029.

The Early Return Agreement is expected to result in non-cash charges largely comprised of (i) a write-off of non-recoverable capitalized prepaid maintenance balances recorded in other assets and associated with certain engines for which no future maintenance will be performed and (ii) accelerated depreciation related to capitalized maintenance recorded in property, plant and equipment due to shortened useful lives. The Company currently expects to recognize these non-cash charges in the first and second quarters of 2026 and anticipates the charges to range between $125 million and $175 million. Additionally, the Early Return Agreement is expected to result in charges in the range of $75 million to $95 million in connection with early lease termination and return of aircraft and engines to AerCap to be recognized in the first and second quarters of 2026 that will be substantially cash expenditures which will largely be settled in 2028 and 2029.

Cautionary Statement Regarding Forward-Looking Statements and Information

Certain statements in this Current Report on Form 8-K should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “strive,” “guidance” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: March 17, 2026	By:	/s/ Howard M. Diamond
Howard M. Diamond
Executive Vice President, Legal and Corporate Affairs